Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143366, 333-38858 and 333-67297) of AXT, Inc. of our reports dated March 19, 2010 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 19, 2010